UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 North First Street, Suite 210
San Jose, California 95134
(Address of Principal Executive Offices)( Zip Code)

Registrant’s telephone number, including area code:

(408) 963-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the stockholders of Energous Corporation (the “Company”) held on June 16, 2021, the matters described below were voted on and the numbers of votes cast with respect to each matter were as indicated.

(1) Holders of the Company’s common stock voted to elect five members of the Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified, as follows:

Name	For	Withheld	Broker Non- Votes
Stephen R. Rizzone	10,378,626	810,583	23,633,177
Daniel W. Fairfax	10,205,267	983,942	23,633,177
Rahul Patel	10,019,290	1,169,919	23,633,177
Reynette Au	10,068,241	1,120,968	23,633,177
Sheryl Wilkerson	10,066,541	1,122,668	23,633,177

(2) Holders of the Company’s common stock voted to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, as follows:

Shares voted in favor: 34,336,723
Shares voted against: 359,055
Shares abstaining: 126,608

(3) Holders of the Company’s common stock voted to amend and restate 2013 Equity Incentive Plan, as follows:

Shares voted in favor: 8,089,178
Shares voted against: 2,987,972
Shares abstaining: 112,059
Broker non-votes: 23,633,177

(4) Holders of the Company’s common stock voted to amend and restate Employee Stock Purchase Plan, as follows:

Shares voted in favor: 9,328,412
Shares voted against: 1,750,299
Shares abstaining: 110,498
Broker non-votes: 23,633,177

(5) Holders of the Company’s common stock voted to amend and restate Performance Share Unit Plan, as follows:

Shares voted in favor: 8,103,611
Shares voted against: 2,970,077
Shares abstaining: 115,521
Broker non-votes: 23,633,177

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2021	By:	/s/ Brian Sereda
Brian Sereda
Senior Vice President & Chief Financial Officer